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                   LICENSE AGREEMENT BETWEEN YOUBET.COM, INC.
                      AND AXCIS INFORMATION NETWORK, INC.

THIS AGREEMENT, dated September 1, 1999 is entered into by and between Youbet.com, Inc., a Delaware corporation, with its principal place of business located at 1950 Sawtelle Boulevard, Suite 180, Los Angeles, California 90025 (hereinafter referred to as "YOUBET") and AXCIS Information Network, Inc., a corporation organized pursuant to the laws of the State of California, with its principal place of business located at 851 Fremont Avenue, Suite 109, Los Altos, CA 94024, (hereinafter referred to as "AXCIS").

Fully intending to be legally bound by the terms hereof the parties hereto agree as follows:

1.     GRANT OF AND DATA CONTAINED IN LICENSE

       1.1. For the term of this Agreement, AXCIS hereby grants a non-exclusive license to YOUBET to distribute to its accountholders as defined in section 1.1.2 the products as listed in Exhibit 1 (such information hereinafter referred to as the "PRODUCTS"), subject to all restrictions, limitations and conditions contained in this Agreement

              1.1.1. YOUBET limits the use of the PRODUCTS to display in its personal computer products.

              1.1.2. An accountholder is any household or entity that has password protected access to YOUBET's private closed loop network.

       1.2. YOUBET understands and agrees that nothing herein contained shall be construed to require the PRODUCTS to contain information which AXCIS does not in fact collect, compile and/or receive; notwithstanding that such information was collected or received by AXCIS as of the effective date of this Agreement, or was, at some time during the term of this Agreement, collected, compiled and/or received by AXCIS.

2.     ACCESS T0 THE PRODUCTS

       2.1. The primary method AXCIS shall use to provide YOUBET with the PRODUCTS will be via the Internet/World Wide Web in accordance with AXCIS's specifications. Each party shall be responsible for their own expenses associated with accessing the Internet.

       2.2. All new files, additions, adjustments, ALTERATIONS, corrections or modifications made to the PRODUCTS (hereinafter referred to as "UPDATES") will be electronically transmitted to the YOUBET computer system as soon as possible after such UPDATES are processed by AXCIS.

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       2.3.   In addition to the limitation of liability contained in Section 7,
              AXCIS shall not be liable to YOUBET for any loss suffered by YOUBET due to a malfunction of the AXIS computer system, for whatever reason.

       2.4. For purposes of security, and in order to improve the quality of its service, AXCIS reserves the right to change the delivery system referred to In the first sentence of Section 2.1 upon giving reasonable notice of its intent to do so to YOUBET, provided any such changes do not adversely affect the ability or cost of YOUBET to access the PRODUCTS.

3.     SCOPE OF LICENSE

       3.1. It is expressly understood between the parties hereto that the license granted hereunder is for the sole purpose of distributing the PRODUCTS set forth in Subsection 1.1 above for use by YOUBET accountholders as and users, and not for any other purposes, and to that end YOUBET is expressly prohibited from selling products and/or services made with or from an analysis of the PRODUCTS.

       3.2. YOUBET shall use its best efforts to ensure that all PRODUCTS transmitted to YOUBET accountholders by YOUBET are encrypted or transmitted with appropriate security measures to insure that the PRODUCTS are usable only by such customers.

4.     FEES

       4.1. YOUBET shall pay to AXCIS, in consideration for the license granted hereunder, the sum of the per product access amounts as detailed in Exhibit 1.

       4.2. If for any month during the term of this License Agreement the total amount payable to AXIS under the provisions of Subsection
              4.1 for the PRODUCTS referred to in Exhibit I as "TrackMaster/PPs Condensed Format" and "TrackMaster/PPs 10-line Format" (hereinafter referred to "TRACKMASTER/PP REVENUE") is less than [***], YOUBET shall make an additional payment to AXCIS for an amount equal to [***].

       4.3.   YOUBET shall make an accounting and payment no later than [***].

       4.4. All payments due under sections 4.1 and 4.2 and, if not received within five business days of their due date, shall be subject to an interest charge of one and one-half percent (1.5%) per month or fraction thereof until paid.

       4.5. AXCIS shall have the right, upon thirty (30) days notice to YOUBET, to audit or have audited the books of YOUBET; provided that Axcis may not


       *** Represents confidential information filed separately with the Commission

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audit the books more than two times a calendar year. This right shall expire with respect to each calendar year one year after the close of each such calendar year.

5.     TERM

       5.1. This Agreement shall continue in full force and effect for a period of three (3) years, commencing with the date first above written, unless earlier terminated as provided for herein.

       5.2. If this Agreement is in full force and effect on the expiration of its initial term, and if neither party has expressed to the other party a desire to terminate this Agreement within ninety (90) days prior to such date, then this Agreement shall automatically renew for a one-year period and on each succeeding anniversary this Agreement, if in full force and effect on such date. shall automatically renew for a one-year period provided that neither party has notified the other party of its desire to terminate this Agreement within ninety (90) days prior to such date.

       5.3. During the term of this Agreement, AXCIS shall not be held liable for the provision of the PRODUCTS to YOUBET where the provision of such data is depended upon the existence and terms of contracts with other data providers, including Equibase and/or the United States Trotting Association ("USTA"). AXCIS has the right to terminate this Agreement without penalty if it is unable to provide the PRODUCTS for reasons related to its inability to secure the supply of the data it needs from other data providers as required to produce the PRODUCTS,

6.     DISCLAIMER OF WARRANTIES

       6.1. EXCEPT AS PROVIDED FOR IN SECTION 22, AXCIS MAKES NO REPRESENTATIONS OR WARRANTIES EXPRESS OR IMPLIED INCLUDING THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO ANY MATTER WHATSOEVER INCLUDING BUT NOT LIMITED TO THE ACCURACY OF ANY INFORMATION (INCLUDING THE PRODUCTS) FURNISHED HEREUNDER AND YOUBET ACCEPTS EVERYTHING TRANSFERRED HEREUNDER INCLUDING BUT NOT LIMITED TO SUCH INFORMATION AND DATA ON AN "AS IS" BASIS.

7.     LIMITATION OF LIABILITY

       7.1. WITH MULTIPLE PROCESSING OF COMPLEX DATA, AND RELIANCE UPON INFORMATION ACQUIRED FROM MULTIPLE SOURCES ERRORS AND OMISSIONS CAN AND DO OCCUR DESPITE EFFORTS TO AVOID THEM. AXCIS EXPRESSLY DISCLAIMS ANY RESPONSIBILITY OR LIABILITY FOR ANY LOSS OR DAMAGES

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              RESULTING TO YOUBET OR ANY THIRD PARTY FROM ERRORS OR OMISSIONS IN
              THE PRODUCTS CAUSED BY PERSONS OTHER THAN AXCIS.

       7.2. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE, OR INCIDENTAL DAMAGES. WHETHER IN TORT, CONTRACT OR OTHERWISE ARISING FROM OR RELATING TO THIS AGREEMENT.

8.     NOTICE OF DISCLAIMER AND COPYRIGHT

       8.1. With respect to YOUBET dissemination of products which contain PRODUCTS, the following disclaimer notice (or similar notice reasonably requested by AXCIS) shall be prominently displayed in the product information section of the YOUBET network:

              8.1.1. Data provided or compiled by AXCIS Information Network,
                     Inc. generally is accurate but occasionally errors and omissions occur as a result of incorrect data received from others, mistakes in processing and other causes, AXCIS Information Network, Inc. and YOUBET disclaim responsibility for the consequences, if any, of such errors.

       8.2. WITH RESPECT TO AXCIS dissemination of Information which contain PRODUCTS. the following copyright notice (or similar notice reasonably requested by AXCIS) shall be displayed just prior to the data to which it relates;

              [insert year] AXCIS Information Network, Inc. and YOUBET, all rights reserved.

9.     FORCE MAJEURE

       9.1. Notwithstanding anything contained herein to the contrary, in the event either party to this Agreement falls to perform any of its obligations hereunder assumed by it and such failure Is due to acts of God, injunctions, lookouts, riots or civil unrest, fires, epidemics, casualties, boycotts, technical difficulties (whether computer related or otherwise), failure of suppliers to supply data, strikes or labor disputes, acts of a governmental authority, or other interference through legal proceedings or for any other cause which is not due to a fault or negligence of such party, such failure shall not be deemed to be a breach by such party of its obligations hereunder, though such party shall use its best efforts to put itself in a position to carry out all of the obligations which, by the terms hereof, it has assumed irrespective of the occurrence of any force majeure event.

       9.2. SHOULD A SINGULAR force majeure event be in existence for a continuous period of thirty (30) days or more the party not claiming the protection of

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              Subsection 9.1 above may terminate this agreement notwithstanding anything contained herein to the contrary, by giving 30 days written notice of such termination to the party against whom the force majeure is working. At the end of the said 30-day period this Agreement shall automatically terminate so long as the force majeure event which generated said letter is still in existence.

10.    CONFIDENTIALITY

       10.1. Each party hereto hereby covenants with the other to keep confidential the terms of this License Agreement and all information relating to the other party's business affairs of which it may become aware, unless the information has been disclosed to the public without breach of this Section 10, or the information is required by a court of law or equity to be disclosed, or by a governmental agency authorized to demand such disclosure or is disclosed to any lender, owner or potential acquirer of a party hereto or is required to be disclosed pursuant to applicable securities laws.

11.    EVENTS OF DEFAULT

       Any one or more of the following shall constitute an event of default hereunder:

       11.1. Either party to this Agreement fails to perform or observe any material covenant, term or condition contained herein, including, but not limited to, breach of performance or payment requirements; or

       11.2. Any representation or warranty contained herein or in any document issued in connection herewith or made by or furnished on behalf of either party hereto pursuant to or in connection with this Agreement, shall be false or misleading in any material respect as of the date made or deemed to have been made.

12.    REMEDIES

       12.1. Upon the occurrence and during the continuance of an Event of Default as described in Section 11, the non-defaulting party may, at its option, give written notice specifying the Event of Default together with a statement of its intent to terminate this Agreement if such default is not corrected by the defaulting party within the 30 day period Immediately following the date of such notice (the "Cure Period"), If, at the end of the Cure Period, the defaulting party has not cured or otherwise remedied the specified Event of Default, the non-defaulting party may, at its option at any time on or after expiration of the Cure Period, in addition to all other rights and remedies available to such party at law or in equity, deem this Agreement to be terminated upon the date of issuance of written notice to the defaulting party, provided that the specified default is then continuing.

       12.2. Upon termination of this Agreement by either party, neither party shall have

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              any further rights or obligations hereunder except as otherwise specifically provided for hereunder.

13.    NOTICES

       13.1. All notices and statements provided for in this Agreement must be in writing, and shall be deemed to have been given or made when delivered (if the United States Postal Service is not used) or sent (if the United States Postal Service is Used) BY overnight delivery, first-class, registered or certified mail to the addresses of the parties as first above. written unless either party notifies the other of another address in accordance with the provisions of this Section 13. Provided, however that all such notices sent pursuant to Section 12 shall be sent only by courier or overnight delivery service. In all of the above Instances, the cost of postage or delivery shall be prepaid.

14.    RELATIONSHIP OF THE PARTIES

       14.1. Nothing contained in this Agreement shall be construed to place the parties in the relationship of partners or joint venturers, agents or legal representatives of the other, and outside the terms of this Agreement neither party shall have the power, under the terms of this Agreement, to obligate or bind the other party in any manner whatsoever.

15.    WAIVERS

       15.1. No waiver, modification or cancellation of any term or condition of this Agreement shall be effective unless executed in writing by the party granting such waiver, modification or cancellation.

       15.2. A waiver of any breach of this Agreement by one party to the other shall not be construed to have been given in perpetuity.

       15.3. A failure or delay of either party hereto to enforce at any time any of the provisions to this Agreement, or to exercise any option which Is herein provided for, or to require at any time performance of any of the provisions hereof, shall in no way be construed to be a waiver of any such option or provision of this Agreement.

16.    ENTIRE UNDERSTANDING

       16.1. This Agreement contains the entire understanding of the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof.

17.    NON-ASSIGNABILITY

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       17.1.  The license granted hereunder may not be conveyed, assigned, or transferred to any other person without the prior written consent of AXCIS.

18.    NON-EXCLUSIVITY

       18.1. Nothing contained in this Agreement shall be construed to prevent AXCIS from granting any other licenses during the term of this Agreement, whether such other licenses are similar or dissimilar to the license granted hereunder.

19.    SUCCESSORS AND PERMITTED ASSIGN

       19.1. This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the parties hereto.

       19.2. Notwithstanding anything contained herein to the contrary, in the case of a dissolution of AXIS, to the extent that the PRODUCTS, or data substantially similar to the PRODUCTS is not produced by any successor-in-interest, nothing contained herein shall be construed to require any successor-in-interest to continue the business activities of AXCIS. Additionally, upon such dissolution, all obligations of AXCIS, With respect to providing any data, shall cease and have no legal effect immediately upon the dissolution.

20.    GOVERNING LAW

       20.1. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of California, without regard to the conflicts of laws and rules thereof. The parties hereto hereby consent to the exclusive jurisdiction and venue of the Federal and state courts located in the State of California, County of Santa Clara, for the purpose of any action or proceeding brought by either of them arising out of, on or in connection with this Agreement or any alleged breach thereof. The parties hereby further irrevocably consent to the service of process in connection with any controversy by the mailing thereof by registered or certified mail, postage prepaid, to the parties hereto, at their respective addresses as first above written or as otherwise indicated in accordance with Section 13 above.

21.    CAPTIONS

       21.1. The captions of the sections in this Agreement are inserted for convenience only and shall not affect the Interpretation or construction of this Agreement.

22.    REPRESENTATIONS

       22.1. Each party hereto hereby represents that it has the power and authority to enter into this Agreement that all action required to permit it to enter into

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              this Agreement have been authorized, and that this Agreement is duly executed and delivered.

       22.2. Each party hereto hereby represents that this Agreement is a legal, valid and binding obligation of such party and is enforceable against such party in accordance with its terms.

       22.3. YOUBET agrees to cease the distribution of the United States Trotting Association's program pages within 45 days of the effective date of this Agreement.

       22.4. AXCIS hereby represents that YOUBET shall be entitled to acquire and distribute the PRODUCTS on substantially similar terms and conditions as AXCIS's other licensees of these PRODUCTS. In the event that AXIS grants more favorable terms to other licensees, then AXCIS shall notify YOUBET in writing of this event within ten
              (10) days. YOUBET, at its sole discretion, can accept same terms and conditions offered to the aforementioned licensees.

       22.5. Axcis represents and warrants that it has obtained all consents and approvals necessary in order to distribute the PRODUCTS.

23.    SURVIVAL

       23.1. The respective rights and obligations of AXCIS and YOUBET under the provisions of Sections 6, 7, 8, 10, 14 through 22 shall survive any termination of this Agreement.

24.    INDEMNIFICATION

       YOUBET agrees to indemnify, defend and hold harmless AXIS from and against any and all liability, expense, losses, or damages arising under any action by a third party against AXCIS, resulting from the YOUBET's acts or omissions under this License Agreement.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

AXCIS INFORMATION NETWORK, INC,        YOUBET.COM, INC.

by:                                    by: /s/ Ron Luniewski
   --------------------------------        --------------------------------
David C. Siegel, CEO                       Ron Luniewski, COO

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                                   EXHIBIT 1

                                    PRODUCTS

1.     TrackMaster/PPs for Harness Racing - Condensed Version

       1.1.   Price to YOUBET: [***].

       1.2.   Suggested retail: [***]

2.     TrackMaster/PPs for Harness Racing - 10 line Version

       2.1.   Price to YOUBET: [***]

       2.2.   Suggested retail: [***]

3.     TrackMaster Selections for Harness Racing

       3.1.   Price to YOUBET: [***]

       3.2.   Suggested retail: [***]

4. Jim Quinn Winners Circle Selections for Thoroughbred Racing (subject to approval by Equibase).

       4.1.   Price to YOUBET: [***]

       4.2.   Suggested retail: [***]


       *** Represents confidential information filed separately with the Commission